EXHIBIT 2










         DESC AUTOMOTRIZ, S.A. DE C.V. (FORMERLY UNIK, S.A. DE C.V.) AND SUBSIDIARIES
         (A Wholly-Owned Subsidiary of Desc, S.A.
         de C.V.)

         Consolidated Financial Statements
         For the Years Ended December 31, 2001and 2002, and
         Independent Auditors' Report

DESC AUTOMOTRIZ, S.A. DE C.V. AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF DESC, S.A. DE C.V.)


TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                  PAGE
                                                                                  ----

INDEPENDENT AUDITORS' REPORT                                                       [27]

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2001 AND
   2002:

             Consolidated Balance Sheets                                           [28]

             Consolidated Statements of Income                                     [30]

             Consolidated Statements of Changes in Stockholders' Equity            [31]

             Consolidated Statements of Changes in Financial Position              [32]

             Notes to Consolidated Financial Statements                            [34]


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Desc Automotriz, S.A. de C.V.,

We have audited the accompanying consolidated balance sheet of Desc Automotriz, S.A. de C.V. (formerly Unik, S.A. de C.V.) and subsidiaries as of December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of the Company as of December 31, 2000 and 2001 and for the years then ended were audited by other auditors who expressed an unqualified opinion in their report dated January 24, 2002.

We conducted our audit in accordance with auditing standards generally accepted in Mexico and United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and that they are prepared in accordance with accounting principles generally accepted in Mexico. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Desc Automotriz, S.A. de C.V. and subsidiaries as of December 31, 2002, and the results of their operations, changes in their stockholders' equity and changes in their financial position for the year then ended in conformity with accounting principles generally accepted in Mexico.

Accounting practices used by the Company in preparing the accompanying consolidated financial statements conform with accounting principles generally accepted in Mexico but do not conform with accounting principles generally accepted in the United States of America (U.S. GAAP). A description of these differences and a reconciliation of majority net income and stockholders' equity to U.S. GAAP as permitted by the regulations of the U.S. Securities and Exchange Commission, which allow omission of the requirement to quantify, in the U.S. GAAP reconciliation, the differences attributable to the effects of comprehensive inflation adjustments recorded locally, are set forth in Notes 24 and 25.

Our audits also comprehended the translation of the Mexican peso amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2. The translation of the financial statement amounts into U.S. dollars and the translation of the financial statements into English have been made solely for the convenience of readers in the United States of America.

Galaz, Yamazaki, Ruiz Urquiza, S.C.


/s/ C.P.C. Luis Javier Fernandez Barragan
C.P.C. Luis Javier Fernandez Barragan

Mexico City, Mexico
January 22, 2003

DESC AUTOMOTRIZ, S.A. DE C.V. AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF DESC, S.A. DE C.V.)

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2001 AND 2002
(IN THOUSANDS OF MEXICAN PESOS (PS.) OF PURCHASING POWER OF DECEMBER 31, 2002 AND THOUSANDS U.S. DOLLARS ($))
--------------------------------------------------------------------------------

ASSETS
                                                                         2001                2002                2002
                                                                         ----                ----                ----
Current:
   Cash and temporary investments                                 Ps.       756,189    Ps.       694,249   $          67,004
   Accounts and notes receivable, net                                       802,302              750,965              72,478
   Accounts receivable from parent company and related parties              551,111               29,367               2,834
   Inventories, net                                                       1,108,384            1,064,484             102,737
   Prepaid expenses                                                          34,660               16,021               1,546
   Trust funds                                                              280,793                  -                   -
   Discontinued operations                                                   67,410                4,153                 401
                                                                 ------------------   ------------------  ------------------
             Total current assets                                         3,600,849            2,559,239             247,000


   PROPERTY, PLANT AND EQUIPMENT, Net                                     5,686,608            6,011,969             580,233


   INVESTMENT PROPERTIES, Net                                               364,876              266,812              25,751


   OTHER ASSESTS, net                                                       450,531              228,313              22,035


   EMPLOYEE RETIREMENT OBLIGATION INTANGIBLE ASSET                          165,982               12,621               1,218


   DISCONTINUED OPERATIONS                                                   04,054              107,069              10,334
                                                                 ------------------   ------------------  ------------------

                                                                  Ps.    10,372,900    Ps.     9,186,023   $         886,571
                                                                  =================    =================   =================


LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                    2001               2002                2002
CURRENT:
   Bank loans and current portion of long-term debt                         Ps.     1,671,142   Ps.    1,090,848    $       105,281
   Notes and accounts payable to suppliers                                            733,909            690,917             66,682
   Accounts payable to related parties                                                 24,405            160,398             15,480
   Other payables and accrued liabilities                                             484,074            367,890             35,506
   Income taxes, asset taxes and employee profit sharing                              318,084            269,869             26,046
   Discontinued operations                                                             27,056             29,999              2,895
                                                                            -----------------   ----------------    ----------------
             Total current liabilities                                              3,258,670          2,609,921            251,890

LONG-TERM DEBT                                                                        145,832              5,246                506

DEFERRED INCOME DEBT                                                                1,215,400          1,032,935             99,692

ADDITIONAL LIABILITY FOR EMPLOYEE RETIREMENT OBLIGATIONS                              165,753            163,852             15,815

DISCONTINUED OPERATIONS                                                                   692                -                  -
                                                                            -----------------   ----------------    ----------------
             Total liabilities                                                      4,786,347          3,811,954            367,903

STOCKHOLDER EQUITY:

   Common stock                                                                     2,717,394          2,717,394            262,264
   Earned surplus from restructuring of subsidiary                                     65,818             65,818              6,352
   Retained earnings                                                                2,464,632          2,175,090            209,924
   Cumulative initial effect of deferred income taxes                              (1,100,312)        (1,100,312)          (106,194)
   Cumulative effect of restatement                                                  (554,760)          (417,433)           (40,288)
   Adjustment of additional liability for employee retirement
     obligations                                                                          -              (83,827)            (8,090)
                                                                            -----------------  -----------------   -----------------
             Majority stockholders' equity                                          3,592,772          3,356,730            323,968

   Minority interest                                                                1,993,781          2,017,339            194,700
                                                                            -----------------   ----------------    ----------------
                     Total stockholders' equity                                     5,586,553          5,374,069            518,668
                                                                            -----------------   ----------------    ----------------

                                                                            Ps.    10,372,900   Ps.    9,186,023    $        886,571
                                                                            =================   ================    ================

See accompanying notes to consolidated financial statements.

DESC AUTOMOTRIZ, S.A. DE C.V. AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF DESC, S.A. DE C.V.)

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
(IN THOUSANDS OF MEXICAN PESOS (PS.) OF PURCHASING POWER OF DECEMBER 31, 2002 AND THOUSANDS U.S. DOLLARS ($) EXCEPT PER SHARE INFORMATION)
--------------------------------------------------------------------------------

                                                       2000                 2001                 2002                 2002
NET SALES                                       Ps.   11,758,601    Ps.    9,769,381      Ps.    8,398,394     $       810,554

COST OF SALES                                          8,625,040           7,382,001             6,615,119             638,445
                                               -----------------    ----------------     -----------------    ----------------
GROSS PROFIT                                           3,133,561           2,387,380             1,783,275             172,109

OPERATING EXPENSES:
   Administrative                                      1,097,323           1,072,472               980,556              94,636
   Selling                                               306,648             214,234               183,229              17,684
                                               -----------------    ----------------     -----------------    ----------------
                                                       1,403,971           1,286,706             1,163,785             112,320
                                               -----------------    ----------------     -----------------    ----------------
INCOME FROM OPERATIONS                                 1,729,590           1,100,674               619,490              59,789

INTEGRAL FINANCING COST:
   Interest income                                       (76,106)            (58,968)              (49,528)             (4,780)
   Interest expense                                      248,068             190,014               103,251               9,965
   Exchange loss, net                                     37,835             (63,298)              125,758              12,137
   Monetary position gain                                (95,207)            (66,482)               (3,547)               (342)
                                               -----------------    ----------------     -----------------    ----------------
                                                         114,590               1,266               175,934              16,980
OTHER EXPENSES (INCOME):
   Severance indemnities                                  57,174             131,760                   -                   -
   Income earned on trust funds                          (38,711)            (35,603)              (28,002)             (2,703)
   Impairment of fixed assets                             10,593               6,442                 9,990                 964
   Depreciation of idle plant                             34,734                 -                   4,720                 456
   Nonrecurring freight and shipments                     52,272                 -                     -                   -
   Cleaned-up accounting records                             -                   -                  28,565               2,757
   Other, net                                             65,875              51,578                34,940               3,372
                                               -----------------    ----------------     -----------------    ----------------
                                                         181,937             154,177                50,213               4,846
                                               -----------------    ----------------     -----------------    ----------------
INCOME FROM CONTINUING OPERATIONS BEFORE
   PROVISIONS                                          1,433,063             945,232               393,343              37,963

PROVISIONS FOR:
   Current income taxes                                  381,914             465,893               446,076              43,052
   Deferred income taxes                                  76,264            (202,102)             (219,748)            (21,208)
   Asset taxes                                            10,334               1,073                   -                    -
   Employee profit sharing                               105,653             115,336                91,508               8,832
                                               -----------------    ----------------     -----------------    ----------------
                                                         574,165             380,200               317,836              30,676
                                               -----------------    ----------------     -----------------    ----------------

INCOME FROM CONTINUING OPERATIONS                        858,898             565,032                75,507               7,287

INCOME (LOSS) FROM DISCONTINUED OPERATIONS                22,048             (16,493)              (78,212)             (7,548)

EXTRAORDINARY GAIN (LOSS)                                 73,578                  -                (39,081)             (3,771)
                                               -----------------    ----------------     -----------------    ----------------

CONSOLIDATED NET INCOME (LOSS), NET             Ps.      954,524    Ps.      548,539      Ps.      (41,786)    $        (4,032)
                                               =================    ================     =================    ================

ALLOCATION OF CONSOLIDATED NET INCOME:
     Majority interest                          Ps.      536,864    Ps.      360,277      Ps.      (97,686)    $        (9,428)
     Minority interest                                   417,661             188,262                55,900               5,396
                                               -----------------    ----------------     -----------------    ----------------

                                                Ps.      954,524    Ps.      548,539      Ps.      (41,786)    $        (4,032)
                                               =================    ================     =================    ================
MAJORITY EARNINGS PER SHARE:
   Income from continuing operations            Ps.        0.629    Ps.       0.5375      Ps.       0.0280     $        0.0027
   Income (loss) from discontinued operations             0.0315             (0.0235)              (0.1116)            (0.0108)
   Extraordinary gain (loss)                              0.1050                -                  (0.0558)            (0.0054)
                                               -----------------    ----------------     -----------------    ----------------

             Majority net income (loss)         Ps.        0.765    Ps.       0.5140      Ps.      (0.1394)    $       (0.0135)
                                               =================    ================     =================    ================

See accompanying notes to consolidated financial statements.

DESC AUTOMOTRIZ , S.A. DE C.V. AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF DESC, S.A. DE C.V.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
(IN THOUSANDS OF MEXICAN PESOS (PS.) OF PURCHASING POWER OF DECEMBER 31, 2002 AND THOUSANDS U.S. DOLLARS ($))
--------------------------------------------------------------------------------

                                                                                                   EARNED SURPLUS
                                                                     COMMON STOCK                       FROM
                                          NUMBER OF      --------------------------------------    RESTRUCTURING         RETAINED
                                            SHARES          HISTORICAL           RESTATEMENT       OF SUBSIDIARY         EARNINGS
                                            ------          ----------           -----------       -------------         --------
BALANCES AS OF JANUARY 1, 2000           700,968,216      Ps.   700,968        Ps.  2,016,426      Ps.     -         Ps.  2,087,080

   Cumulative initial effect of deferred
     income tax                                 -                   -                     -                -                    -
   Dividends declared and paid                  -                   -                     -                -               (406,106)
   Consolidated comprehensive income            -                   -                                                       536,864
                                         -----------      --------------       ---------------     -------------     ---------------

BALANCES AS OF DECEMBER 3, 2000          700,968,216            700,968             2,016,426              -              2,217,838

   Dividends declared and paid                   -                  -                     -                -               (113,483)
   Earned surplus from
     restructuring of subsidiary                 -                  -                     -             65,818                  -
   Decrease in equity of minority
     stockholders from restructuring of
     subsidiary                                  -                  -                     -                -                    -
   Consolidated comprehensive income             -                                                                          360,277
                                         -----------      --------------       ---------------     -------------     ---------------

BALANCES AS OF DECEMBER 31, 2001         700,968,216            700,968             2,016,426           65,818            2,464,632

   Dividends declared and paid                   -                  -                     -                 -              (191,856)
   Consolidated comprehensive income

     (loss)                                      -                  -                     -                                 (97,686)
                                                          --------------       ---------------     -------------     ---------------

BALANCES AS OF DECEMBER 31, 2002         700,968,216       Ps.  700,968        Ps.  2,016,426      Ps.   65,818      Ps.  2,175,090
                                                           =============       ===============     =============     ===============

BALANCES AS OF DECEMBER 31, 2001         700,968,216       $     67,653        $     194,611       $      6,352      $      237,869

   Dividends declared and paid                 -                    -                    -                  -               (18,517)
   Consolidated comprehensive income

     (loss)                                    -                    -                    -                                  (9,428)
                                                          --------------       ---------------     -------------     ---------------

BALANCES AS OF DECEMBER 31, 2002         700,968,216       $     67,653        $     194,611       $      6,352      $      209,924
                                                           =============       ===============     =============     ===============



See accompanying notes to consolidated financial statements.



** TABLE CONTINUED... **

                                      31(a)

                                           CUMULATIVE                        ADJUSTMENT OF
                                         INITIAL EFFECT                      LIABILITY FOR
                                               OF           CUMULATIVE         EMPLOYEE                                 TOTAL
                                            DEFERRED         EFFECT OF        RETIREMENT         MINORITY            STOCKHOLDERS'
                                          INCOME TAXES      RESTATEMENT       OBLIGATIONS        INTEREST               EQUITY
                                          ------------      -----------       -----------        --------               ------
BALANCES AS OF JANUARY 1, 2000            Ps.       -       Ps.(223,066)      Ps.     -       Ps.   2,939,283      Ps.   7,520,691

   Cumulative initial effect of deferred
     income tax                              (1,100,312)                              -              (715,509)          (1,815,821)
   Dividends declared and paid                      -               -                 -               (49,291)            (455,397)
   Consolidated comprehensive income                           (135,037)                              385,579              787,406
                                          --------------    ------------      -----------     ----------------     ----------------

BALANCES AS OF DECEMBER 3, 2000              (1,100,312)       (358,103)              -             2,560,062            6,036,879

   Dividends declared and paid                      -                 -               -              (386,703)            (500,186)
   Earned surplus from
     restructuring of subsidiary                    -                 -                                   -                 65,818
   Decrease in equity of minority
     stockholders from restructuring of
     subsidiary                                     -                 -                              (240,514)            (240,514)
   Consolidated comprehensive income                           (196,657)                               60,936              224,556
                                          --------------    ------------      -----------     ----------------     ----------------

BALANCES AS OF DECEMBER 31, 2001             (1,100,312)       (554,760)                            1,993,781            5,586,553

   Dividends declared and paid                      -                -                               (116,450)            (308,306)
   Consolidated comprehensive income                                              (83,827)
                                                                             -------------
     (loss)                                                     137,327                               140,008               95,822
                                          --------------    ------------                      ----------------     ----------------

BALANCES AS OF DECEMBER 31, 2002          Ps.(1,100,312)    Ps.(417,433)     Ps.  (83,827)    Ps.   2,017,339      Ps.   5,374,069
                                          ==============    ============     =============    ================     ================

BALANCES AS OF DECEMBER 31, 2001          $    (106,194)    $   (53,542)     $        -       $       192,426      $       539,175

   Dividends declared and paid                       -              -                                 (11,239)             (29,756)
   Consolidated comprehensive income                                               (8,090)
                                                                             -------------
     (loss)                                                      13,254                                13,513                9,249
                                          --------------    ------------                      ----------------     ----------------

BALANCES AS OF DECEMBER 31, 2002          $    (106,194)    $   (40,288)     $     (8,090)    $       194,700      $       518,668
                                          ==============    ============     =============    ================     ================



See accompanying notes to consolidated financial statements.


** TABLE COMPLETE **
                                      31(b)

DESC AUTOMOTRIZ , S.A. DE C.V. AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF DESC, S.A. DE C.V.)

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
(IN THOUSANDS OF MEXICAN PESOS (PS.) OF PURCHASING POWER OF DECEMBER 31, 2002 AND THOUSANDS U.S. DOLLARS ($))
--------------------------------------------------------------------------------

                                                                 2000               2001              2002               2002
                                                                 ----               ----              ----               ----
OPERATING ACTIVITIES:
   Income from continuing operations                        Ps.     858,898   Ps.      565,032    Ps.      75,507   $        7,287
   Extraordinary gain (loss)                                         73,578             -                 (39,081)          (3,771)
   Income (loss) from discontinued operations                        22,048            (16,493)           (78,212)          (7,548)
                                                           ----------------  -----------------   ----------------  ----------------
   Consolidated net income (loss) for the year                      954,524            548,539            (41,786)          (4,032)
   Add (deduct)- Items which did not require (generate)
   resources-
     Depreciation and amortization                                  626,646            709,194            743,693           71,766
     Depreciation of idle plant                                      34,734             -                   4,720              456
     Deferred income taxes                                           76,264           (202,102)          (219,748)         (21,208)
     Net cost of employee benefits for the year                      65,978             76,887             49,471            4,775
     Impairment of fixed assets                                      10,593              6,442              9,990              964
     Non-cash items from discontinued operations                      9,088              1,435             (8,303)            (803)
                                                           ----------------  -----------------   ----------------  ----------------
             Net resources obtained from results                  1,777,827          1,140,395            538,037           51,918

   Change in working capital-
     (Increase) decrease in-
       Notes and accounts receivable, net                           368,307            429,645             51,337            4,955
       Accounts receivable from parent company and
       related parties                                             (393,409)          (162,746)           521,744           50,355
       Inventories, net                                              99,159            572,552            (28,290)          (2,730)
       Prepaid expenses                                               3,976             17,380             18,639            1,799
       Trust fund                                                   148,299            (56,053)           280,793           27,100
       Current asset from restructuring of subsidiary                   -              100,640                -                -
       Current assets of discontinued operations                     (4,569)            24,676             63,257            6,105
     Increase (decrease) in-
       Notes and accounts payable to suppliers,
         other payables and accrued liabilities                     100,490           (175,695)          (184,150)         (17,773)
       Accounts payable to related parties                          (17,622)           (17,258)           135,993           13,125
       Income taxes, asset taxes and employee profit
         sharing                                                    (58,086)           168,694            (48,215)          (4,653)
       Short-term liability from restructuring of
         subsidiary                                                     -              (37,138)               -                -
       Current liabilities of discontinued operations                11,375            (30,088)             2,943              283
                                                           ----------------  -----------------   ----------------  ----------------
                                                                    257,920            834,609            814,051           78,566
                                                           ----------------  -----------------   ----------------  ----------------
             Net resources generated by operations                2,035,747          1,975,004          1,352,088          130,484

FINANCING ACTIVITIES:
   Variance in bank loans and current portion of
     long-term debt in real terms                                 1,583,446           (460,753)          (465,202)         (44,898)
   Variance in bank loans and current portion of
     long-term debt from restructuring of subsidiary                    -             (142,737)               -                -
   Decrease in bank loans and current portion of
     long-term debt due to restatement in constant
     Mexican pesos                                                  (70,927)          (100,311)           (90,118)          (8,698)
   Long-term debt paid                                           (1,305,144)          (412,864)          (132,722)         (12,809)
   Decrease in long-term debt from restructuring of
     subsidiary                                                         -              (36,491)               -                -
   Decrease in long-term debt due to restatement in
     constant Mexican pesos                                        (172,595)           (26,235)            (7,864)            (759)
   Dividends paid to majority stockholders                         (400,311)          (113,483)          (191,856)         (18,517)
   Dividends paid to minority stockholders of
     subsidiaries                                                   (49,291)          (386,703)          (116,450)         (11,239)
   Decrease in minority interest from restructuring of
     subsidiary                                                         -             (240,514)               -                -
   Earned surplus from restructuring of a subsidiary                    -               65,818                -                -
   Adjustment of additional liability for employee
     retirement obligations                                             -                  -              (83,827)          (8,090)



                                       32

                                                                 2000                2001               2002               2002
                                                                 ----                ----               ----               ----

   Adjustment to additional liability for employee
     retirement obligations - minority interest                          -                  -              (12,558)          (1,212)
   Deferred income taxes                                           1,649,799           (206,622)            37,283            3,598
   Deferred income taxes from restructuring of subsidiary                -              (91,037)               -                -
   Initial recognition of deferred income taxes                   (1,100,312)               -                  -                -
   Initial recognition of deferred income taxes -
     minority interest                                              (715,509)               -                  -                -
   Financing activities of discontinued operations                    (4,055)            (8,658)              (692)             (66)
                                                           -----------------  -----------------   -----------------  ---------------
             Net resources used in financing activities             (584,899)        (2,160,590)        (1,064,006)        (102,690)

INVESTING ACTIVITIES:
   Additions to property, plant and equipment                     (1,198,438)          (320,353)          (747,325)         (72,127)
   Net book value of retirements of property, plant and
     equipment                                                        45,780            193,178            162,885           15,721
   Net increase in investment properties                                 -                  -              (27,867)          (2,690)
   Decrease in property, plant and equipment from
     restructuring of subsidiary                                         -              259,018                -                -
   Other assets                                                     (279,154)          (123,139)            97,821            9,441
   Other assets from restructuring of subsidiary                         -               10,993                -                -
   Decrease in employee retirement obligation
     intangible asset                                                    -                  -              151,460           14,618
   Investing activities of discontinued operations                   (15,628)            (2,157)             5,288              511
                                                           -----------------  -----------------   -----------------  ---------------
             Net resources generated by (used in)
             investing activities                                 (1,447,440)            17,538           (357,738)         (34,526)

   Net increase (decrease) in cash and temporary
     investments                                                       3,408           (154,708)           (69,656)          (6,722)

   Decrease in cash and temporary investments from
     restructuring of subsidiary                                         -              (13,340)               -                -

   (Increase) decrease in cash and temporary
     investments of discontinued operations                          (18,260)            31,288              7,716              744

   Cash and temporary investments at the beginning
     of the year                                                     907,801            892,949            756,189           72,982
                                                           -----------------  -----------------   -----------------  ---------------

             Cash and temporary investments at the end
             of the year                                    Ps.      892,949   Ps.      756,189    Ps.     694,249   $       67,004
                                                           =================  =================   =================  ===============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
             Income and asset taxes paid                    Ps.      520,623   Ps.      403,906    Ps.     404,965   $       39,084
                                                           =================  =================   =================  ===============

             Employee profit sharing paid                   Ps.      114,061   Ps.      100,632    Ps.     106,811   $       10,309
                                                           =================  =================   =================  ===============

             Interest paid                                  Ps.      234,216   Ps.      189,958    Ps.     100,928   $        9,741
                                                           =================  =================   =================  ===============



See accompanying notes to consolidated financial statements.

Unik, S.A. de C.V. y Subsidiarias

Notas a los estados financieros consolidados al 31 de diciembre de 1998, 1999 y 2000 Expresadas en miles de pesos (Ps.) de poder adquisitivo del 31 de diciembre de 2000 y miles de dolares americanos ($)


DESC AUTOMOTRIZ, S.A. DE C.V. AND SUBSIDIARIES
(A WHOLLY-OWNED SUBSIDIARY OF DESC, S.A. DE C.V.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
(IN THOUSANDS OF MEXICAN PESOS (PS.) OF PURCHASING POWER OF DECEMBER 31, 2002 AND THOUSANDS U.S. DOLLARS ($))
--------------------------------------------------------------------------------

1.    ACTIVITIES AND SIGNIFICANT EVENTS

      ACTIVITIES- Desc Automotriz, S.A. de C.V. (DESC AUTOMOTRIZ or the Company) is a subsidiary of Desc, S.A. de C.V. (DESC), represents the automotive parts segment, and is the majority stockholder of a group of companies engaged mainly in the manufacturing and distribution of pick-up truck bodies, pistons, axles, transmissions, constant velocity and propeller shafts, universal joints, aluminum and steel wheels and other parts, as well as the manufacture of spare parts and accessories for the automotive industry.

      SIGNIFICANT EVENTS-

      a. The economic decline experienced by the automotive industry in the United States of America and Mexico in 2002 and 2001 resulted in a decrease in customer demand for original equipment and in the spare parts market, plus the termination of some contractual agreements with one of the Company's major customers (Chrysler), originated a significant decrease in sales and operating margins of the Company during the second semester of 2002. In the middle of 2002, as a consequence of the events mentioned above, DESC implemented a new restructuring program named "Evolucion", the main objective of which is to review the investment portfolios and align the operating structure with market demands. Consequently, the Company decided to shut down the spark plug and electrical part plants due to the low profitability of those businesses and began a personnel reduction program that affected the severance indemnity payments in the income statement as an extraordinary item (see Notes 19 and 20).

       b. In the Extraordinary General Stockholder Meeting held on November 27, 2002, the stockholders of Unik, S.A. de C.V. approved a change in the name of the Company from Unik, S.A. de C.V. to Desc Automotriz, S.A. de C.V. effective as of that date.

      c. On October 18, 2001, a shareholding restructuring took place in the subsidiary Moresa, S.A. de C.V. (MORESA), which engages in the manufacturing of pistons, bolts and followers/valve lifters, and the sale of automotive engine components. Such restructuring consisted of the exchange of MORESA equity in Forjas y Maquinas, S.A. de C.V. (FOMASA), representing 60% of the capital stock, for 40% of the equity in Pistones Moresa, S.A. de C.V., Morestana, S.A. de C.V. and Comercializadora Moresa, S.A. de C.V. held by TRW, Inc. (TRW). This resulted in the Company increasing its current equity holdings in MORESA to 96.3%, and the termination of the Company's association/joint venture with TRW. Additionally, in this transaction the Company recognized a capital surplus of Ps.65,818, resulting from the increase in its participation in the equity of MORESA and a reduction in TRW's minority shareholding of Ps.240,514.

      d. On November 29, 2000, there was a shareholding restructuring of Velcon, S.A. de C.V. (VELCON), a subsidiary engaged in the manufacturing and sale of constant velocity shafts, whereby Spicer, S.A. de C.V. (SPICER), another subsidiary, sold all of its shares in VELCON, representing 36.18% of the capital stock. DESC AUTOMOTRIZ acquired 26.22% and GKN Automotive International GMBH (GKN) acquired 9.96%, resulting in a shareholding interest of 51.05% and 48.95%, respectively.

      e. As a result of the restructuring, DESC AUTOMOTRIZ increased its total shareholding interest in VELCON by 7.71% at a cost of Ps.119,949. In connection with this transaction, Ps.70,137 of goodwill was recognized, which will be amortized over four years, the term over which it is estimated that the investment will be recovered. As well, an extraordinary gain was recognized, which was generated by SPICER. (see Notes 9 and 20).

2.    BASIS OF PRESENTATION

      The consolidated financial statements of the Company are presented on the basis of accounting principles generally accepted in Mexico ("MEX GAAP"), which differ in certain significant aspects from the accounting principles generally accepted in the United States of America ("US GAAP"). See Note 24 for an explanation of the differences and Note 25 for the reconciliation of MEX GAAP to US GAAP.

      The translation of Mexican pesos into US dollars is included exclusively for the convenience of the reader, using the exchange rate at December 31, 2002 of 10.3613 Mexican pesos per U.S. dollar. The convenience translations should not be construed as representations that the accounts in Mexican pesos have been, could have been or could in the future be translated into US dollars at this or any another rate of exchange. The statement of income in U.S. dollars that is prepared monthly by the Company is presented in nominal Mexican pesos and translated at the average exchange rate of the corresponding month. Therefore, they differ from the accompanying financial statements.

      CONSOLIDATION OF FINANCIAL STATEMENTS - The consolidated financial statements include those of DESC AUTOMOTRIZ and its subsidiaries, whose shareholding percentage in their capital stock is shown below for the more significant subsidiaries. Intercompany balances and transactions have been eliminated in these consolidated financial statements.

                                                                       % OF
                                                                     OWNERSHIP

         Spicer, S.A. de C.V. and subsidiaries                         51.19
         Moresa, S.A. de C.V. and subsidiaries                         96.31
         Hayes Wheels de Mexico, S.A. de C.V. and subsidiaries         59.99
         Velcon, S.A. de C.V.                                          51.05
         Pintura, Estampado y Montaje, S.A. de C.V.                    99.99


      The equity in results of operations and changes in equity of the subsidiaries acquired or sold during the year are included in the financial statements through or from the date on which the transactions were carried out and are restated in terms of the purchasing power of the Mexican pesos as of the latest year presented.

      TRANSLATION OF FINANCIAL STATEMENTS OF FOREIGN SUBSIDIARIES - To consolidate the financial statements of the foreign subsidiaries, Transmissions Technologies Corporation (TTC) and Uniko, Inc, whose operations are an integral part of the Company, the foreign currency financial statements are remeasured into Mexican pesos with the resulting translation gain or loss included in net comprehensive financing cost within the consolidated statements of income. For remeasurement purposes, amounts are translated into Mexican pesos using the following exchange rates: (i) the closing exchange rate in effect at the balance sheet date for monetary assets and liabilities (ii) the historical exchange rate for nonmonetary assets and liabilities (iii) the exchange rate in effect at the date the contributions were made for common stock (iv) the average exchange rate of each month and restated at yearend for revenues and expenses. The resulting translated Mexican peso amounts are then restated to Mexican pesos of purchasing power of the most recent balance sheet date presented using the National Consumer Price Index (NCPI). The effects of the translation which are not significant, are included in the statement of income as part of the exchange gain or loss in the integral financing result.

      COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) presented in the accompanying consolidated statement of changes in stockholders' equity is comprised of the net income (loss) of the year, plus other comprehensive income (loss) items of the same period which, in accordance with MEX GAAP, are recorded directly in stockholders' equity without affecting the consolidated statements of income. In 2000, 2001 and 2002, other comprehensive income (loss) includes the cumulative effect of restatement of stockholders' equity and, in 2002, the adjustment of the additional liability for employee retirement obligations.

       RECLASSIFICATIONS - Certain amounts in the financial statements as of and for the year ended December 31, 2000 and 2001 have been reclassified to conform to the presentation of the consolidated financial statements as of and for the year ended December 31, 2002.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting policies followed by the Company are in conformity with MEX GAAP, which require that management make certain estimates and use certain assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Although these estimates are based on management's best knowledge of current events, actual results may differ. The significant accounting policies of the Company are as follows:

      a. NEW ACCOUNTING POLICIES - Bulletin C-2, "Financial Instruments", which became effective in 2001, establishes the methodology to value and record financial instruments. This bulletin requires that all the effects from the valuation of contracted financial instruments be recorded as assets or liabilities, thus affecting the integral financing cost. Financial instruments that have been designated and that function effectively as hedging of assets or liabilities or future transactions will affect the assets or liabilities or the corresponding transactions when they are realized, settled or occur (Note 22). There was no cumulative effect for the valuation of the financial instruments at the beginning of the year.

            International Accounting Standard No. 40, "Investment Properties", which in 2001 became an integral part of MEX GAAP, establishes the valuation criteria with respect to properties whose purpose is to generate rent or gains, or both. In conformity with Circular 55 issued by the Mexican Institute of Public Accountants, the valuation model applicable to Mexico is the cost model, according to which such properties should be valued at their acquisition and/or construction cost and restated by applying the NCPI, less their accumulated depreciation. There was no cumulative effect for the valuation of the Investment Properties at the beginning of the year.

            As of December 31, 2001 and 2002, the net restated values of such investments are reflected separately in the consolidated balance sheet under current assets, while their fair values are disclosed in
            Note 8.

      b. RECOGNITION OF THE EFFECTS OF INFLATION - The Company restates its consolidated financial statements to Mexican pesos purchasing power of the most recent balance sheet date presented. Accordingly, the consolidated financial statements of the prior year have been restated to Mexican pesos of purchasing power of December 31, 2002 and, therefore, differ from those originally reported in the prior year.

      c. TEMPORARY INVESTMENTS - Temporary investments are stated at the lower of acquisition cost plus accrued yields, or market value.

      d. INVENTORIES AND COST OF SALES - Inventories are originally recorded at direct acquisition or production cost and subsequently restated to the lower of replacement cost or market, without exceed their fair value, adjusted at the end of each year to the full absorption costing method through the capitalization of fixed expenses applicable to the inventories. Cost of sales is restated using replacement cost at the time of the sale.

      e. PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are initially recorded at acquisition cost and restated using the NCPI. For fixed assets of foreign origin, restated acquisition cost expressed in the currency of the country of origin is converted into Mexican pesos at the market exchange rate in effect at the balance sheet date.

            Depreciation of property, plant and equipment is calculated based on the assets' average restated value of the year using the straight-line method based on the remaining useful lives of the related assets.

      f. FINANCIAL INSTRUMENTS - Financial assets and liabilities resulting from any type of financial instrument, except for investments in financial instruments held to maturity, are presented in the balance sheet at fair value. The effects of the valuation of a financial asset or liability are recognized in results of operations of the respective period. Investments in financial instruments held to maturity are valued at acquisition cost. The costs and yields of financial instruments are recognized in results of the period in which they occur.

      g. GOODWILL - Goodwill results from acquisitions made by the Company at prices greater than the restated book value at the date of acquisition. It is restated using the NCPI and is being amortized over four years. The amortization recorded in operating expenses in 2000 was Ps.1,460, and in 2001 and 2002 it was Ps.18,381.

      h. WARRANTIES- The companies have established warranty reserves that are estimated as a function of the contractual obligations arising at the time sales are made and based on the experience of warranties granted.

      i. START-UP COSTS- These relate to expenses incurred in connection with the acquisition of new production lines and are amortized over a four-year period, the term over which the benefit from the investment is expected to be realized. The amount amortized in 2000 and 2001 amounted to Ps.17,191 and Ps.15,832, respectively.

      j. EMPLOYEE RETIREMENT OBLIGATIONS - Seniority premiums, pension plans and payments that are similar to pensions are recognized as costs as earned by the employees, based on calculations by independent actuaries using the projected unit credit method using real interest rates. Consequently, the liability is being accrued, which at present value will cover the obligation from benefits projected to the estimated retirement date of the companies' employees. Severance is charged to results when the liability is determined to be payable.

      k. INCOME TAX, ASSET TAX AND EMPLOYEE STATUTORY PROFIT-SHARING - Income tax (ISR) and employee statutory profit-sharing (PTU) are recorded in results of the year in which they are incurred. Deferred income tax assets and liabilities are recognized for temporary differences resulting from comparing the book and tax values of assets and liabilities plus any future benefits from tax loss carryforwards. Deferred income tax assets are reduced by any benefits that, in the opinion of management, are not probable of being realized. Deferred PTU is derived from temporary differences between the accounting result and income for PTU purposes and is recognized only when it can be reasonably assumed that they will generate a liability or benefit, and there is no indication that this situation will change in such a way that the liabilities will not be paid or benefits will not be realized.

            The asset tax paid that is expected to be recoverable is recorded as an advance payment of income tax and is presented on the balance sheet with deferred ISR.

      l. FOREIGN CURRENCY BALANCES AND TRANSACTIONS - Foreign currency transactions are recorded at the applicable exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into Mexican pesos at the applicable exchange rate in effect at the balance sheet date. Exchange fluctuations are recorded as a component of integral financing cost in the consolidated statements of income.

      m. CUMULATIVE EFFECT OF RESTATEMENT - The insufficiency in the restatement of stockholders' equity represents the accumulated monetary position result through the initial restatement of the consolidated financial statements and the gain (loss) from holding nonmonetary assets, which resulted from restating certain nonmonetary assets above (below) inflation, less the related deferred income tax effect.

      n. REVENUE RECOGNITION- Revenues are recognized when the products are shipped or delivered to the client and the client assumes title to the products.

      o. MONETARY POSITION (GAIN) LOSS - The monetary position result, which represents the erosion of purchasing power of monetary items caused by inflation, is calculated by applying NCPI factors to monthly net monetary position. Gains and losses result from maintaining a net monetary liability or asset position, respectively.

      P. EARNINGS PER SHARE- Basic earnings (loss) per share is calculated by dividing the consolidated net income (loss) of majority stockholders by the weighted average number of shares outstanding during the year.

4.    CASH AND TEMPORARY INVESTMENTS

                                                                                          2001                     2002
         Cash                                                                     Ps.            48,592   Ps.           140,477
         Investments with maturities of less than three months                                  707,597                 249,134
         Technology and training trust funds to be used within three months                     -                       304,638
                                                                                  ---------------------  ----------------------

                                                                                  Ps.           756,189   Ps.           694,249
                                                                                  =====================   =====================

       The management of the Company has decided to use for other purposes, within a period of less than three months, the total amount of the technology and training trust funds. As of February 14, 2003, the trust funds utilized amounted to Ps. 40,998 (see Note 10).

5.    ACCOUNTS AND NOTES RECEIVABLE

                                                                                          2001                     2002
         Customers                                                                Ps.           649,125   Ps.           581,027
         Allowance for doubtful accounts                                                         (6,103)                 (4,461)
                                                                                 ----------------------- -----------------------
                                                                                                643,022                 576,566
         Recoverable value-added taxes                                                           17,942                  44,559
         Recoverable income and asset taxes                                                      55,880                  89,809
         Other debtors                                                                           75,367                  34,728
         Officers and employees                                                                  10,091                   5,303
                                                                                 ----------------------  ----------------------

                                                                                  Ps.           802,302   Ps.           750,965
                                                                                  =====================   =====================

       During 2001 and 2002, certain subsidiaries sold commercial paper without recourse at an average financial cost of 4.4% and 4.5%, respectively, and terms ranging between 20 and 26 days, with two financial institutions. As of December 31, 2001 and 2002, the balances of commercial paper sold without recourse amounted to $37.6 and $33.4 million, respectively.

6.    INVENTORIES

                                                                         2001                     2002
         Finished goods and work-in-process                      Ps.           446,618   Ps.           494,029
         Raw materials an indirect materials                                   597,282                 535,177
                                                                ----------------------  ----------------------
                                                                             1,043,900               1,029,206
         Allowance for slow-moving and obsolete items                          (20,954)                (11,968)
                                                                ----------------------  ----------------------
                                                                             1,022,946               1,017,238
         Advances to suppliers                                                     391                     823
         Merchandise-in-transit                                                 85,047                  46,423
                                                                ----------------------  ----------------------

                                                                 Ps.         1,108,384   Ps.         1,064,484
                                                                ======================  ======================

7.    PROPERTY, PLANT AND EQUIPMENT

                                                                         2001                     2002
         Buildings and installations                             Ps.         2,806,215   Ps.         2,712,256
         Machinery and equipment                                             8,911,561               9,677,636
         Transportation equipment                                               64,785                  51,660
         Furniture and fixtures                                                242,380                 225,668
                                                                ----------------------  ----------------------
                                                                            12,024,941              12,667,220
         Accumulated depreciation                                           (7,107,888)             (7,613,875)
                                                                ----------------------  ----------------------
                                                                             4,917,053               5,053,345
         Projects in progress                                                  413,828                 549,790
         Land                                                                  355,727                 408,834
                                                                ----------------------  ----------------------

                                                                 Ps.         5,686,608   Ps.         6,011,969
                                                                ======================  ======================


       The average annual depreciation rates are as follows:

                                                            2000                    2001                     2002
         Buildings and installations                        2.26%                   2.35%                   2.44%
         Machinery and equipment                            5.01%                   5.74%                   5.40%
         Transportation equipment                          12.53%                  14.39%                  13.87%
         Furniture and fixtures                            11.54%                  10.41%                   7.85%


       The Company continues to evaluate all idle assets, to determine their possible use or disposal in the short-term.

       Below is a summary of idle assets at their estimated realizable value at December 31, 2001 and 2002:

                                                                     2001                     2002
         Land                                                Ps.           162,937   Ps.           195,481
         Buildings and installations, net                                   65,215                  97,459
         Machinery and transportation equipment, net                        76,181                  71,588
                                                            ----------------------  ----------------------

                                                             Ps.           304,333   Ps.           364,528
                                                             =====================   =====================


      Temporarily idle assets amounting to Ps.189,776 and Ps.247,845 in 2001 and 2002, respectively, are being depreciated and are restated as nonmonetary items.

      Permanently idle assets amounting to Ps.114,557 and Ps.116,683 in 2001 and 2002, respectively, are not depreciated and are restated as monetary items.

      On June 29, 2001, the subsidiary, Pintura, Estampado y Montaje, S.A. de C.V. (PEMSA), entered into an $18.7 million machinery sale agreement (without the obligation to repurchase) with a financial institution. On that same date, a five-year machinery lease agreement covering the same machinery was entered into, establishing quarterly rent payments beginning on October 1, 2001 (see Note 21).

      On December 19, 2002, the subsidiary, Pistones Moresa, S.A. de C.V. (PISMO), entered into an $11 million machinery sale agreement (without the obligation to repurchase) with a financial institution. On that same date, a seven-year machinery lease agreement covering the same machinery was entered into, establishing quarterly rent payments beginning on January 1, 2003 (see Note 21).

8.    INVESTMENT PROPERTIES

                                                     2001                      2002
         Buildings                           Ps.           178,951   Ps.           262,688
         Land                                              229,222                 169,352
         Accumulated depreciation                          (43,297)               (165,228)

                                             Ps.           364,876   Ps.           266,812
                                             =====================   =====================


      The annual average depreciation rate of buildings in 2001 and 2002 was 2.4%. At December 31, 2001and 2002, the fair value of investment properties determined by an external appraiser amounts to Ps.364,876 and Ps.310,056, respectively. Therefore, the original amount recorded in 2001 decreased by Ps.6,442 and was applied to results for the year.

9.    OTHER ASSETS

                                                                                                                           ANNUAL
                                                                                                                        AMORTIZATION
                                                                           2001                    2002                     RATE
                                                                           ----                    ----                     ----
         Unrealized contributions to the training trust fund       Ps.            70,635   Ps.               -               -
         Unrealized contributions to the technology trust fund                   105,893                     -               -
         Prepaid contribution of employee benefits (see Note 13)                  87,741                  53,031             -
         Installation and preoperating expenses, net                              44,994                  43,970            10%
         Development expenses and start-up cost, net                              37,487                  23,736         20% al 25%
         Goodwill                                                                 48,981                  30,452            25%
         Other assets to be amortized                                             26,416                  35,698         20% al 25%
         Other assets not be amortized                                            28,384                  41,426             -
                                                                  ----------------------  ----------------------

                                                                   Ps.           450,531   Ps.           228,313
                                                                   =====================   =====================

10.   TRUST FUNDS

      The companies have a trust fund with Banco Santander Mexicano, S.A. as trustee, to earmark funds for research and development of technology for the companies. The companies are authorized to make use of these funds for specific purposes, and the fund may be increased by future contributions in accordance with the provisions in the contract, or by interest, dividends and capital gains earned by the fund At December 31, 2001 and 2002, the unused amounts of the fund were Ps.141,082 and Ps.172,364, respectively.

      In addition, there is another similar trust fund through a contract also with Banco Santander Mexicano, S.A., whose funds are utilized for the training of personnel. The terms governing this trust are similar to those of the technology trust. At December 31, 2001 and 2002, the unused amounts of the fund were Ps.139,711 and Ps.132,274, respectively.

      According to the technology and training plans in 2002, the Company estimated investments in a total amount of the trust funds, as a result the Company decided to classify the balance as short term.

11.   OTHER PAYABLES AND ACCRUED LIABILITIES

                                                                      2001                     2002
         Taxes payable                                       Ps.           180,867   Ps.           138,343
         Contributions to trust funds pending realization                  176,528                     -
         Other debtors                                                      54,341                 132,967
         Royalties                                                          12,412                  30,275
         Guarantee reserves                                                 13,462                  20,484
         Interest payable                                                   12,833                   7,597
         Other accounts payable                                             33,631                  38,224
                                                            ----------------------  ----------------------

                                                             Ps.           484,074   Ps.           367,890
                                                             =====================   =====================

12.   LONG-TERM DEBT

                               2001                                                                    2002
                             INTEREST                                                                INTEREST
       MATURITY                RATE                  AMOUNT                     MATURITY               RATE              AMOUNT
       --------                ----                  ------                     --------               ----              ------

        2003                 7.3420%          Ps.         124,247                  -                    -                  -
        2003               Libor + 1.0%                    58,727                  -                    -                  -
        2003               Libor + 1.5%                    46,619                  -                    -                  -
        2003               Libor + 1.7%                    20,799                  -                    -                  -
        2003                  7.75%                           460                  -                    -                  -
                                             --------------------
                                                          250,852


                                                     DENOMINATED IN US DOLLARS
                                   2001                                                             2002
                                 INTEREST                                                         INTEREST
         MATURITY                  RATE                AMOUNT                  MATURITY             RATE               AMOUNT
         --------                  ----                ------                  --------             ----               ------

           2004               Libor + 1.0%                   24,470              2004          Libor + 1.0%       Ps.     15,542
                                               --------------------
           2004                   7.75%                         760              2004              7.75%                     453
                                               --------------------                                              ---------------

                                                             25,230                                                       15,995
                                               --------------------                                              ---------------

                                                            276,082                                                       15,995

 Less- Current portion of
      log-term debt                                         130,250                                                       10,749
                                               --------------------                                              ---------------

                                                Ps.         145,832                                               Ps.      5,246
                                               ====================                                              ===============

      As of December 31, 2002 and 2001, the Libor rate was 1.38% and 1.88%, respectively.

      The maturities of long-term debt are as follows:

                                         2001                     2002

         2003                    Ps.           140,878   Ps.               -
         2004                                    4,954                   5,246
                                ----------------------  ----------------------

                                 Ps.           145,832   Ps.             5,246
                                 =====================   =====================

      The current portion of long term debt and short-term bank loans are compromised as follows:

                                                                          2001                     2002
         Current portion of long-term U.S. dollar debt            Ps.           130,250   Ps.            10,749
         Other short-term bank loans payable in U.S. dollar                   1,540,892               1,080,099
                                                                 ----------------------  ----------------------

                                                                  Ps.         1,671,142   Ps.         1,090,848
                                                                 ======================  ======================


      The Company and it subsidiary SPICER, have acted as guarantors without secure for certain short-term bank loans of group companies.

      Additionally, DESC AUTOMOTRIZ has acted a guarantor for certain long-term bank loans of Desc in the amount of Ps.1,300,000 and Ps.2,849,000 with maturities in June 2007.

      Since most agreements establish variable interest rates (monthly, quarterly and semiannually) and there has been no significant variance with respect to the fixed interest rate on agreements, it is considered that the loans are recorded at fair value.

13.   EMPLOYEE RETIREMENT OBLIGATIONS

      The employee benefit obligation relates to the pension plan that will cover the pension and seniority premiums due upon retirement. The amount resulting from the actuarial calculations prepared by external actuaries is being funded using the projected unit credit method. The amount of the pension liability is as follow:

                                                                  2001                     2002
         Projected benefit obligation (PBO)               Ps.           543,527   Ps.           476,333
         Plan assets at fair value                                      313,076                 263,534
                                                         ----------------------  ----------------------

         Unfunded projected benefit obligation                         (230,451)               (212,799)
         Unrecognized net transition obligation                        (110,055)               (110,043)
         Unrecognized variances in assumptions                          428,247                 375,873
                                                         ----------------------  ----------------------

              Net projected assets                        Ps.            87,741   Ps.            53,031
                                                          =====================   =====================


       As of December 31, 2001 and 2002, the amount of the accumulated benefit obligation (ABO) (equivalent to the PBO without projecting the salaries at the retirement date) exceeds the amount funded by Ps.165,753 and Ps.163,852 respectively, for which this amount was recognized as an additional liability of employee retirement obligation creating a deferred asset of Ps.165,982 and Ps.12,621, respectively as shown in the consolidated balance sheet. As of December 31, 2002, the amount of the additional liability exceeds the sum of the transition liability to be amortized plus the prior services and the modifications to the plan, for which excess was recorded in the account "adjustment of additional liability for employee retirement obligations" in stockholders' equity.

       The net periodic pension cost is as follows:



                                                                        2000                    2001                       2002

         Service cost                                        Ps.            36,109   Ps.            38,549  Ps.             25,998
         Amortization of transition assets                                  (6,366)                 (6,192)                 (6,251)
         Amortization of variances in assumptions                           26,960                  30,581                  23,448
         Interest cost                                                      34,557                  35,413                  27,239
                                                            -----------------------  ----------------------  ----------------------
                                                                            91,260                  98,351                  70,434
         Less- Actual return on plan assets                                (25,282)                (21,464)                (20,963)
                                                            -----------------------  ----------------------  ----------------------

         Net periodic cost                                   Ps.            65,978   Ps.            76,887  Ps.             49,471
                                                            =======================  ======================   =====================

       The real rates used in calculations of the actuarial present value during 2000, 2001 and 2002 are as follows:

         Funds rate yield                                                                  7%
         Interest rate                                                                     5%
         Salary increase rate                                                             1.5%

       The changes in the PBO for the pension liability are show below:

                                                                                          2001                     2002

                              Beginning balance                                   Ps.           691,101   Ps.           543,527
         Service cost                                                                            38,549                  25,998
         Inters cost                                                                             35,413                  27,239
         Actuarial gain                                                                        (221,536)               (120,431)
                                                                                 -----------------------  ----------------------

              Ending balance                                                      Ps.           543,527   Ps.           476,333
                                                                                 =======================  ======================

       The changes in the net projected asset are as follows:

                                                                                          2001                     2002

                              Beginning balance                                   Ps.           62,392   Ps.            87,741
         Net period pension cost                                                               (76,887)                (49,471)
         Actuarial loss                                                                           (720)                 (7,593)
         Contributions                                                                         102,956                  22,354
                                                                                  ----------------------  ---------------------

                                  Ending balance                                  Ps.            87,741   Ps.           53,031
                                                                                  ======================  =====================

       The changes in the plan assets are shown below:

                                                                                          2001                     2002

                              Beginning balance                                   Ps.           303,292   Ps.          313,076
         Contributions                                                                          102,956                 22,354
         Actual return on plan assets                                                            21,464                 20,963
         Special payments for the reduction of personnel                                        (62,189)               (48,573)
         Actuarial loss                                                                         (52,447)               (44,286)
                                                                                 -----------------------  ---------------------

                                  Ending balance                                  Ps.           313,076   Ps.          263,534
                                                                                  ======================  =====================


       The amortization period for unamortized items is as follows:

                                                           REMAINING YEARS
                                                     --------------------------
                                                     2001                  2002

         Transition liability                         20                    19
         Variances in assumptions                     18                    18

14.    STOCKHOLDERS' EQUITY

       In the General Ordinary Shareholder Meeting held on July 3, 2001, the shareholders decided to pay dividends of Ps.113,483 (Ps.105,145 at nominal value) on July 13, 2001, through a partial reduction of the account receivable from DESC (the holding company).

       In the General Annual Ordinary Stockholder Meeting held on July 1, 2002, dividends of Ps.120,984 (at nominal value of Ps. 117,810) were declared and approved, payable in cash on July 23, 2002.

       In the General Annual Ordinary Stockholder Meeting held on October 23, 2002, dividends of Ps.70,872 (at nominal value of Ps. 70,000) were declared and approved, payable in cash on the same date.

       In the General Ordinary Shareholders' Meeting held on June 15, 2002, the shareholders decided to pay dividends out of the subsidiary Velcon, S.A. de C.V. The decrease was in the majority and minority part of Ps.121,455 and Ps.116,450 respectively, (Ps.117,930 and Ps.113,070 at nominal value), payable in cash on the same date.

       As of December 31, 2001 and 2002, the capital stock is comprised as follows:



                                                                                             SHARES                   AMOUNT
         Fixed
              Nominative Series "A" shares with a par value of one Mexican peso each, which may only be acquired by Mexican
                  companies or individuals                                                          25,500   Ps.                 26
              Nominative Series "B" shares with a par value of one Mexican
                  peso each, which are of unrestricted subscription                                 24,500                       24
         Variable-
              Nominative Sub-series "A" shares with a par value of one mexican peso each, which may only be acquired by Mexican companies or
                  individuals                                                                   357,468,291                 357,468
              Nominative Sub-series "B" shares with a par value of one Mexican
                  peso each, which are of unrestricted subscription                             343,449,925                 343,450
                                                                                     ----------------------   ----------------------
                                                                                                700,968,216  Ps.           700,968
                                                                                     ======================   =====================


       Stockholders equity, except restated paid-in capital and previously taxed retained earnings, will be subject a 35% dividend tax. Beginning January 1, 2003, such rate will be reduced by one percentage point each year until reaching 32% in 2005. Any income taxes paid on such distribution on or after January 1, 2002, may be credited against future income tax payable by the Company in the three fiscal years following such payment.

       Due to the tax reform for 2003, the credit of taxes paid as a result of capital distribution as indicated in the previous paragraph may only be applied against the income tax payments of the year, including estimated payments, in which the dividend tax is paid and in the two subsequent years.

       The annual net income of each Company is subject to the legal requirement that 5% thereof be transferred to a legal reserve each year, until the reserve equals 20% of capital stock. This reserve may not be distributed to stockholders' during the existence of the Company, except in the form of a stock dividend. At December 31, 2001 and 2002, the legal reserve of DESC AUTOMOTRIZ has a nominal value of Ps.109,109 and Ps.126,413, respectively, and is included in retained earnings.

15.    FOREIGN CURRENCY BALANCES AND TRANSACTIONS

       The companies value their foreign currency denominated assets and liabilities, mainly represented in U.S. dollars, at the sale exchange rate effective at December 31, 2001 and 2002, which was 9.26 and 10.3613 Mexican pesos per U.S. dollar, respectively, because it is expected that they will use their foreign currency denominated assets to liquidate their foreign currency denominated liabilities.

       a. The foreign currency position at the end of 2001 and 2002 consists of the following:



                                                                                                      US DOLLARS
                                                                                ----------------------------------------------------
                                                                                         2001                     2002

             Current assets                                                      $             148,555   $              60,117

             Current liabilities
                  Without cost                                                                  62,255                  58,563
                  With cost                                                                    172,048                 118,488
             Long-term- With cost                                                               14,899                     506
                                                                                 ---------------------   ---------------------

                                                                                               249,202                 177,557
                                                                                 ---------------------   ---------------------
                  Net liability position in foreign currency                     $             100,647   $             117,440
                                                                                 =====================   =====================

             At January 22, 2003, date of the issuance of the consolidated financial statements, the unaudited foreign exchange position was similar to that at yearend, and the sale exchange rate was 10.8213
             Mexican pesos per U.S. dollar.

       b. Nonmonetary assets of foreign origin at December 31, 2001 and 2002 are as follows:

                                                                                         2001                     2002

             Inventories                                                         $              57,645   $              35,123
             Machinary and equipment                                                           266,850                 282,117
                                                                                ----------------------  ----------------------

                                                                                 $             324,495   $             317,240
                                                                                 =====================   =====================

c. During the years ended December 31, 2000, 2001 and 2002, the companies had the following significant transactions in foreign currency, which are recorded at the exchange rate as of the date the transaction took place. Foreign currency transactions, which include those executed in Mexico and denominated in U.S. dollars, as well as those of the foreign subsidiaries, are as follows:

                                                                                  US DOLLARS  (THOUSANDS)
                                                            ------------------------------------------------------------------------
                                                                    2000                    2001                     2002

             Direct export sales                            $            368,587   $             444,618   $             293,798
             Indirect export sales under contract                        305,692                 119,234                 181,728
             Sales by foreign subsidiaries                                34,746                  67,255                  49,962
                                                            ---------------------  ----------------------  ---------------------
                                                                         709,025                 631,107                 525,488
             Less-
                  Raw material purchase                                 (405,012)               (287,161)               (240,873)
                  Purchases and expenses of                              (38,644)                (45,002)                (29,281)
                  foreign subsidiaries                      ---------------------  ----------------------  ----------------------



                                                                                   US DOLLARS  (THOUSANDS)
                                                              ----------------------------------------------------------------------
                                                                     2000                    2001                     2002

                                                              $             265,369   $             298,944   $             255,334
                                                              ======================   =====================   =====================

             Interest income                                  $               3,936   $               4,148   $               4,238
             Interest expense                                               (21,131)                (15,096)                 (5,147)
                                                              ----------------------   ---------------------  ----------------------

             Net                                              $             (17,195)  $             (10,948)  $                (909)
                                                              ======================   =====================   =====================

             Technical assistance                             $              (9,498)  $              (6,997)  $              (3,132)
                                                              ======================   =====================   =====================

             Other expense, net                               $              (2,719)  $              (8,413)  $              (2,412)
                                                              ======================   =====================   =====================

16.        BALANCES AND TRANSACTIONS WITH HOLDING COMPANY AND RELATED PARTIES

       The Company had the following transactions with related parties.

                                                                      2000                    2001                     2002
         Income-
            Sales                                             Ps.        594,092      Ps.           455,177   Ps.           418,766
                                                              ==================      =====================   =====================
            Interest                                          Ps.         10,741      Ps.            29,760   Ps.            31,783
                                                              ==================      =====================   =====================
            Rent                                              Ps.          1,433      Ps.             1,438   Ps.             1,420
                                                              ==================      =====================   =====================
              Other                                           Ps.            -        Ps.                -    Ps.             4,878
                                                              ==================      =====================   =====================
         Expenses-
            Purchases                                         Ps.        909,739      Ps.           619,139   Ps.           373,781
                                                              ==================      =====================   =====================
            Technical assistance                              Ps.         32,899      Ps.            24,624   Ps.            35,223
                                                              ==================      =====================   =====================
            Services                                          Ps.          3,758      Ps.            31,349   Ps.            61,207
                                                              ==================      =====================   =====================
            Other                                             Ps.          3,998      Ps.            22,469   Ps.            20,117
                                                              ==================      =====================   =====================
       Transactions with related parties are part of the business regular transactions and are carried out at market values.

       Balances receivable and payable with related parties ending in 2002 are as follows:

                                                                                         2001                     2002
         Accounts receivable-
              Desc, S.A. de C.V. (holding company)                               Ps.           533,389  Ps.                  -
              Dana Corporation                                                                       -                  20,814
              GKN Indugasa                                                                       6,673                       -
              GKN Automotive International GMBH                                                  8,969                   8,271
              Other                                                                              2,080                     282
                                                                                 ----------------------  ----------------------

                                                                                 Ps.           551,111   Ps.            29,367
                                                                                 =====================   =====================

         Accounts payable
            Desc S.A. de C.V. (holding company)                                  Ps.                 -   Ps.           110,473
            Promocion y Control, S.A. de C.V.                                                        -                   9,849
            Dana Corporation                                                                     2,477                       -
            Hayes Lemmerz International, Inc.                                                   16,668                  16,357
            Glaezner Spicer, S.A.                                                                1,584                   5,307
            Delphi Energy                                                                        1,194                   5,886
            GKN & affiliated                                                                         -                   8,724
            Lohr and Bromkam                                                                         -                   1,357
            Other                                                                                2,482                   2,445
                                                                                ----------------------   ---------------------
                                                                                 Ps.            24,405   Ps.           160,398
                                                                                 =====================   =====================

17.    CONTINGENCIES

       The subsidiary, Hayes Wheels Acero S.A. de C.V., jointly with its partner Hayes Lemmerz Int., are negotiating with its client NISSAN for the recall of some defective steel wheels. The Company will cover part of the cost of this claim and another part will cover by Hayes Lemmerz Int. once the insurance companies determine the amount that they will be covered. As of December 31, 2002, the Company recorded a provision of $2.1 million which corresponds to the offer of payment by the Company to cover this contingency.

18.    INCOME TAXES, TAX ON ASSETS AND EMPLOYEE STATUTORY PROFIT-SHARING

       The companies are subject to income taxes (ISR) and tax on assets (IMPAC). ISR is computed taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated constant prices, and the deduction of purchases in place of cost of sales, which permit the deduction of current costs, and taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the annual adjustment for inflation, which is similar to the result from monetary position. ISR is calculated in terms of currency when the transactions occurred and not in terms of currency as of the end of the year. Until 2002, the income tax rate was 35%, with the obligation, through that date, to pay this tax each year at a rate of 30%, with the remainder payable upon distribution of earnings. This remainder is recorded as a short-term liability.

       The new tax law enacted January 1, 2002, eliminated the option to defer the 5% portion of the income tax payment and reduces the 35% tax rate by one percentage point each year until reaching 32% in 2005. The deduction for employee statutory profit-sharing (PTU) and the obligation to withhold taxes on dividends paid to individuals or foreign residents was also eliminated.

       IMPAC is calculated by applying 1.8% to the Company's asset position, as defined in the law, and is payable only to the extent that it exceeds ISR payable for the same period. If in any year IMPAC exceeds the ISR payable, the IMPAC payment for such excess may be reduced by the amount by which ISR exceeded IMPAC in the three preceding years and any required payment of IMPAC is creditable against the excess of ISR over IMPAC of the following ten years.

       As of December 31, 2002, certain subsidiary companies had tax loss carryforwards for ISR purposes and recoverable IMPAC, indexed through December 31, 2002, which will be further indexed for inflation through the year in which they are applied or recovered, as follows:

                                          RESTATED
                                          TAX LOSS               RECOVERABLE
         MATURITY                       CARRYFORWARDS            ASSET TAXES

              2003                Ps.            38,701   Ps.             4,063
              2004                              135,281                   5,608
              2005                              136,264                   3,616
              2006                                1,049                   8,440
              2007                                7,768                   2,881
              2008                              102,041                   9,534
              2009                               31,439                  28,792
              2010                               87,663                  45,041
              2011                              126,665                  51,470
              2012                              274,889                  47,195
                                  ----------------------  ---------------------

                                  Ps.           941,760   Ps.           206,640
                                  =====================   =====================

       Income for employee profit sharing purposes excludes the annual inflationary adjustment and unrealized exchange gains or losses, and depreciation is based on historical rather than restated values.

       In accordance with the Mexican Income Tax Law, the companies are included in the consolidated income and asset tax returns of DESC.

       DEFERRED INCOME TAXES- The tax effects of the temporary differences that generated deferred tax liabilities (assets), in accordance with Bulletin D-4, are the following:


                                                                                         2001                     2002

         Property, plant and equipment                                           Ps.         1,066,123   Ps.    1,087,090
         Inventories                                                                           355,502            338,454
         Reserves                                                                              (40,244)           (39,557)
         Tax loss carryforwards                                                               (239,956)          (290,989)
         Recoverable tax on assets                                                            (160,851)          (206,640)
         Other                                                                                 172,594             25,514
         Add- Allowance for tax losses and recoverable asset taxes that
              may not be applied or recovered                                                   62,232            119,063
                                                                                ----------------------- ------------------
                                                                                 Ps.         1,215,400   Ps.    1,032,935
                                                                                ======================  ==================


       The favorable effect derived from the decrease in the income tax rate in 2001 and 2002 was Ps.71,166 and Ps.71,650, respectively, which was recorded as reduction of to the provision for the year.

       The reconciliation of the statutory and effective ISR rates expressed as a percentage of income before ISR and employee statutory profit-sharing for the years ended December 31, 2000, 2001 and 2002 is as follows:

                                                                          2000               2001               2002

         Statutory rate                                                    35.0%              35.0%             35.0%

         Add (deduct) the effect of permanent differences.
              Non -deducible items                                         3.3%               5.1%              16.6%
              Non-taxable income                                          (0.6)%              0.3%             (15.1)%
              Allowance for tax loss carryforwards and asset tax             -                  -               15.3%
              Income tax rate reduction effect                               -               (7.5)%             (0.2)%
              Others                                                      (5.1)%             (4.8)%              5.9%
                                                                   ------------------ ---------------   --------------

                      Effective rate                                       32.6%              28,1%             57.5%
                                                                   ================== ===============   ==============

19.        DISCONTINUED OPERATIONS

       On June 30, 2002, the management of the Company decided to shut down the plants dedicated to the manufacture of spark plugs and automotive electrical parts. A summary of statements of income for the years ended of December 31, 2000, 2001 and 2002 is as follows:

                                                                           2000                    2001                     2002

         Revenues from discontinued operations                     Ps.         310,102  Ps.          164,230   Ps.           66,402

         Costs and expenses                                                    274,212              173,684                  91,734
         Integral financing cost                                                  (93)                1,966                   2,796
         Other expenses (income)                                                 (515)               11,894                  70,439
         Current and deferred income tax and employee statutory
              profit-sharing.                                                  14,450                (6,821)                (20,355)
                                                                  --------------------   -------------------  ----------------------
         Net income (loss) from discontinued operations            Ps.         22,048   Ps.         (16,493)  Ps.           (78,212)
                                                                   ===================   ===================  ======================

       During the second semester of 2002, liquidation of assets and payment of liabilities of the discontinued operations, as well as the creation of the necessary reserves to conclude the plant closing process, was begun.
       As of the date of these financial statements the sale of the plant and certain equipment, which has a book valve less than its estimated realizable value, is in process.

20.        ANALYSIS OF EXTRAORDINARY ITEMS

                                                                           2000                    2001                    2002

         Gain from shareholding restructuring in VELCON           Ps.           176,385    Ps.        -           Ps.        -
         Reorganization expenses in MORESA                                      (63,189)              -                      -

         Severance indemnities from restructuring                                    -                -                     (60,125)
                                                                  ----------------------    ---------------------  -----------------
                                                                                113,196               -                     (60,125)

         Less related income tax effect                                          39,618               -                      21,044
                                                                  ----------------------    ---------------------  -----------------

                                                                  Ps.            73,578    Ps.        -            Ps.      (39,081)
                                                                  ======================    ---------------------   ================



21.        LEASE COMMITMENTS

       As of December 31, 2001and 2002, the Company had operating lease for equipment commitments amounting to Ps.206,802 and Ps.297,043, whose maturity dates are as follows:

         MATURITY                                 2001                    2002

              2002                        Ps.        33,587   Ps.     -
              2003                                   33,274             44,960
              2004                                   54,949             51,900
              2005                                   43,776             64,445
              2006                                   41,216             59,535
              2007                                       -              15,903
              2008                                       -              15,903
              2009                                                      44,397
                                          -----------------   -----------------
                                                         -

                                          Ps.       206,802   Ps.      297,043
                                          =================   =================

22.    FINANCIAL INSTRUMENTS

       The Company and its subsidiaries entered into option contracts for risk coverage with Pemex Gas and Petroquimica Basica to hedge against the price volatility of natural gas for the period from January 2002 to December 2003.

       The Company acquired insurance that covers the rise in market price of gas over a maximum price through the payment of a premium. The maximum price was $4.005 US dollars per "MMBTU" (one million energy units) and the minimum price was $1.845 per "MMBTU". In the event the referred price exceeds the maximum price, a discount will be applied to the invoice; if it is below the minimum price, the invoice will be issued in the amount of the corresponding minimum price. Since this insurance policy represents a contractual obligation, which is guaranteed with the fixed price of gas at $4 per MMBTU, the Company records the corresponding effects in results upon consumption of the committed MMBTU'S amount, and has not recorded the potential effect of a gain or loss from settling the premium on the gas price at present value. As of December 31, 2002, the net loss recorded from this transaction was Ps.11,743.

23.    NEW ACCOUNTING PRINCIPLES

       In December 2001, the Mexican Institute of Public Accountants (IMCP) issued new Bulletin C-9, "Liabilities, Provisions, Contingent Assets and Liabilities and Commitments" (C-9), whose provisions are mandatory for fiscal years beginning January 1, 2003, although early application is encouraged. C-9 supersedes the former Bulletins C-9, "Liabilities" and C-12, "Contingencies and Commitments" and establishes additional guidelines clarifying the accounting for liabilities, provisions and contingent assets and liabilities and establishes new standards for the use of present value techniques to measure liabilities and accounting for the early settlement of obligations.

       In January 2002, the IMCP issued new Bulletin C-8, "Intangible Assets" (C-8), whose provisions are mandatory for fiscal years beginning January 1, 2003, although early application is encouraged. C-8 supersedes the former Bulletin C-8, "Intangibles" and establishes that project development costs should be capitalized if they fulfill the criteria established for recognition as assets. Any preoperating costs incurred after the effective date of this Bulletin should be recorded as an expense unless they meet certain criteria. The unamortized balance of capitalized preoperating costs under the former Bulletin C-8 will continue to be amortized. C-8 requires identifying all intangible assets to reduce as much as possible the goodwill relative to business combinations.

       The Company has not fully assessed the effects of adopting these two new accounting principles on its financial position and results of operations. However, the Company's management believes that the adoption of such new principles will not have a material effect on its financial position and results of operations.

24.    DIFFERENCES BETWEEN MEXICAN GAAP AND US GAAP

       The consolidated financial statements of the Company are prepared in accordance with MEX GAAP, which differs in certain significant respects from US GAAP. A reconciliation of the reported majority consolidated net income, net stockholder's equity and comprehensive income to US GAAP is presented in Note 25. It should be noted that this reconciliation to US GAAP does not include the reversal of the restatement of the financial statements for inflation effects as required by Bulletin B-10, "Reconocimiento de los Efectos de Inflacion en la Informacion Financiera" (Recognition of the Effects of Inflation in the Financial Information), of MEX GAAP. The application of this bulletin represents a comprehensive measure of the effects of price-level changes in the Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting in Mexican pesos for both Mexican and US accounting purposes.

       The principal differences between MEX GAAP and US GAAP included in the reconciliation that affect the consolidated financial statements of the Company are described as follow:

       CLASSIFICATION DIFFERENCES - Certain items require a different classification in the balance whet or income statement under US GAAP. These include:

       - Under Mexican GAAP advances to suppliers are recorded as inventories. Under US GAAP advances to suppliers are classified as prepaid expenses.

       - The impairment of goodwill and other long-lives assets, the gain or loss on the disposition of fixed assets, all severance indemnities, and employee profit sharing must be included in operating expenses under US GAAP.

       STATEMENT OF CASH FLOWS- Under Mexican GAAP, the Company presents a consolidated statement of changes in financial position in accordance with Bulletin B-12, "Estado de Cambios en la Situacion Financiera" (Statement of Changes in Financial Position), which identifies the generation and application of resources by the differences between beginning and ending financial statement balances in constant Mexican pesos. Bulletin B-12 also requires that monetary and foreign exchange gains and losses be treated as cash items for the determination of resources generated by operations.

       In accordance with US GAAP the Company follows Statement of Financial Accounting Standards (SFAS) No. 95, "Statement of Cash Flows", excluding the effects of inflation.

       The following presents a reconciliation of the resources generated or applied to by operating, financing and investing activities under MEX GAAP to the resources generated or applied to such activities under US GAAP.



                                                                           2000                    2001                     2002
         Net resources generated by operations under MEX GAAP      Ps.         2,035,747   Ps.        1,975,004   Ps.     1,352,088
         Gain from net monetary position                                        (95,207)                (66,482)             (3,547)
         Exchange loss (gain), net                                                37,835                (63,298)            125,758
         Loss on sale of property, plant and equipment                           (12,446)                45,846               7,565
                                                                  -----------------------  ----------------------  -----------------

              Net resources generated by operations under US
                  GAAP                                             Ps.         1,965,929   Ps.        1,891,070   Ps.     1,481,864
                                                                   ======================  =====================   =================

         Net resources used in financing activities under MEX
              GAAP                                                 Ps.          (584,899)  Ps.        (2,160,590)  Ps.   (1,064,006)
         Reduction in current and long-term debt due to
              restatement in constant pesos                                      243,511                 126,546             97,983
         Unrealized exchange (loss) gain, net                                    (30,238)                 99,148           (184,724)
                                                                  -----------------------  ----------------------  -----------------



                                                                            2000                    2001                     2002

              Net resources used in financing activities under
                  US GAAP                                          Ps.          (371,626)  Ps.        (1,934,896)  Ps.   (1,150,747)
                                                                   ======================  ======================  =================

         Net resources (used in) generated by investing
              activities under MEX GAAP                            Ps.        (1,447,440)  Ps.            17,538   Ps.     (357,738)
         Loss on sale of property, plant and equipment                           (45,780)               (193,178)          (162,885)
         Investing activities restated for inflation                              36,775                  57,791             26,054
                                                                   ----------------------  ----------------------  -----------------

              Net resources used in investing activities under
                  US GAAP                                          Ps.       (1,456,445)  Ps.          (117,849)  Ps.    (494,569)
                                                                   =====================   =====================   =================


       DEFERRED INCOME TAXES AND EMPLOYEE PROFIT SHARING- The Company follows SFAS No. 109, "Accounting for Income Taxes", for US GAAP purposes, which differs from Mexican GAAP as follows:

       - Under Mexican GAAP, deferred taxes are classified as non-current, while under US GAAP the classification is based on the classification of the related asset or liability.

       - Under Mexican GAAP the effects of inflation on the deferred tax balance generated by monetary items are recognized in the result on monetary position. Under US GAAP the deferred tax balance is classified as a nonmonetary item. As a result, the consolidated income statement differs with respect to the presentation of the gain (loss) on monetary position and deferred income tax provision.

       - Under Mexican GAAP, the change in statutory income tax rate approved early in 2002 was considered in the calculation of deferred taxes at December 31, 2001. Under US GAAP, a change in statutory tax rate may not be considered until the enactment date, which was January 1, 2002.

       - Under Mexican GAAP deferred employee profit sharing is calculated considering only those temporary differences that arise during the year and which are expected to turn around within a defined period, while under US GAAP the same liability method as used for deferred income taxes is applied. Also, for US GAAP purposes, employee profit sharing must be classified as an operating expense.

       The differences in the restatement of imported machinery and equipment and the pension plan under Mexican GAAP have a different treatment than under US GAAP. As a consequence, the related deferred income tax presented under Mexican GAAP is different from the effect calculated under US GAAP.

       The tax effect of temporary differences that generated deferred tax liabilities (assets) under SFAS No. 109 are as follows:

       DEFERRED INCOME TAXES-


                                                                               2001                     2002

         Property, plant and equipment                                 Ps.         1,405,802   Ps.         1,178,681
         Inventories                                                                 358,224                 338,454
         Reserves                                                                    (40,836)                (39,557)
         Tax loss carryforwards                                                     (256,914)               (290,989)
         Recoverable asset taxes                                                    (160,852)               (206,640)
         Other                                                                       156,863                 (53,401)
         Add- Allowance for tax loss carryforwards and recoverable
             asset taxes that may not be applied or recovered                         62,232                 119,063
                                                                      -----------------------  ----------------------
                                                                       Ps.         1,524,519   Ps.         1,152,413



       DEFERRED EMPLOYEE PROFIT SHARING-

                                                                               2001                     2002
         Property, plant and equipment                                 Ps.           308,362   Ps.           279,562
         Inventories                                                                  94,534                  96,737
         Reserves                                                                    (10,843)                (8,369)
         Unrealized exchange losses                                                   (4,713)                 (4,635)
         Other                                                                        77,051                  44,641
                                                                      -----------------------  ----------------------

                                                                       Ps.           464,391   Ps.           407,936
                                                                       ======================  ======================


       COST OF PENSION PLANS AND OTHER EMPLOYEE BENEFITS - Under Mexican GAAP, the liabilities for employee benefits are determined using actuarial computations in accordance with Bulletin D-3, "Labor Obligations", which is substantially the same as US GAAP SFAS No. 87, "Employers' Accounting for Pensions".

       The Company has no post-retirement health care insurance or other benefit plans, other than the pension plans referred to in Note 13. Therefore, SFAS No. 106, "Employers' Accounting for Post-retirement Benefits other than Pensions", would have no effect on the Company's financial position.

       During 1992, the Company withdrew Ps.26,952 (at nominal value) from plan assets covering pension and seniority premiums for employees of certain subsidiaries, as the plans were overfunded. The amount of the withdrawal was recorded as income under MEX GAAP; however, for purposes of SFAS No. 87, the amount must be amortized over the average remaining working life of the employees, which is approximately 17 years.

       MINORITY INTEREST- Under MEX GAAP, Bulletin B-8, minority interest in subsidiaries must be included as a component of stockholders' equity. Consequently, minority interest in the income of subsidiaries is not presented as an expense in the statement of income. Under US GAAP, minority interest in subsidiaries is presented below liabilities on the balance sheet, and is not part of stockholders' equity.

       PROPERTY, PLANT AND EQUIPMENT- As explained in Note 3 e), the Company restates its fixed assets of foreign origin based on the internal rate of inflation of the country of origin and the slippage of the Mexican peso against the currency of the country of origin for the period. According to SEC regulations, these fixed assets would be restated using the NCPI.

       FINANCIAL INSTRUMENTS- As mentioned in Note 3 a), beginning in January 2001, Bulletin C-2 of the MEX GAAP became effective.

       Under US GAAP, SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities", became effective in 2001. This statement requires the recognition of all derivative financial instruments together with the hedge items as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value.

       The changes in the fair value of derivative financial instruments are recognized either in the results for the year or in the other components of comprehensive income if it is demonstrated through statistical effectiveness calculations that such instruments are closely related to the hedged items. Subsequently, upon maturity of the derivative instruments, the corresponding gain or loss is recognized in the results for the year.

       VELCON GOODWILL- In 2001 the Company increased its share ownership in VELCON, its subsidiary (see Note 1 d)), at a cost above its book value. The resulting goodwill from this acquisition will be amortized over four years according to MEX GAAP. Under US GAAP, in accordance with SFAS No. 142, effective January 1, 2002 goodwill is no longer subject to amortization, but rather it is subject to periodic assessment for impairment by applying a fair-value-based test.

       In connection with the transition provisions for adopting this standard, the Company performed a transitional impairment test as of January 1, 2002 and found no impairment.

       In accordance with SFAS No. 142, for US GAAP purposes the Company discontinued the amortization of goodwill effective January 1, 2002. The financial statement impact was to reduce amortization expense and increase net income under US GAAP by $15,888 for the year ended December 31, 2002.

       CAPITALIZATION OF PREOPERATING EXPENSES- According to MEX GAAP, in 2001, certain subsidiaries capitalized preoperating expenses related to a new lines of products in the amounts of Ps.3,572. These expenses will be amortized over the term it takes for this business to be fully operational. According to US GAAP, these expenses should be reflected in results as required by SOP 98-5 issued by the American Institute of Certified Public Accountants (AICPA).

       OTHER PRONOUNCEMENTS- Since the Company has a simple capital structure, SFAS No.128, "Earnings per Share", has no impact on the calculation of the approximate majority net income per share.

       Beginning in 1998, SFAS No.130, "Comprehensive Income", became effective, which requires presenting comprehensive income under US GAAP. Note 25 d) presents a reconciliation of majority net income under US GAAP to comprehensive income also under US GAAP, where the main reconciling item is the result from holding nonmonetary assets. Therefore, other accumulated comprehensive income is included in the balance sheet under cumulative effect of restatement.

       SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that the bases to report the financial information be the same as those used to internally evaluate the performance of the business segments. Since the Company operates as only one segment of auto parts, the consolidated figures provide a basis of evaluation and analysis as only one business segment for DESC, its holding company. Therefore, no additional disclosures are required to comply with this SFAS.

       FUTURE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS NOT YET IN EFFECT-In June 2001, the FASB issued SFAS No. 143, which is effective for the Company beginning in 2003. The Company plans to adopt this new standard in 2003. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the year in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company does not anticipate that this new standard will have a significant impact on its financial position or results of operations.

       In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No.4, 44, and 64, Amend ment of FASB statement No.13, and Technical Corrections" which requires that gains and losses from extinguishment of debt in all years presented be classified as extraordinary items only if they meet the criteria of APB Opinion 30, "Reporting the Results of Operations - Discontinued Events and Extraordinary Items". The amendment of SFAS No. 13, "Accounting for Leases", eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The new standard will be effective for financial statements issued for fiscal years beginning after May 15, 2002 and lease transactions occurring after May 15, 2002, with early application encouraged. The Company plans to adopt this new standard in 2003. The Company does not anticipate that this new standard will have a significant impact on its financial position or results of operations.

       In June 2002 the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" which nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The principal difference between SFAS No. 146 and EITF 94-3 relates to its requirement that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred, as opposed to recognition under EITF 94-3 at the date of an entity's commitment to an exit plan. The provisions of SFAS No.146 will be effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. Previously issued financial statements may not be restated, and the provisions of EITF 94-3 shall continue to apply for an exit activity initiated under an exit plan prior to the initial application of SFAS No. 146. The Company plans to adopt this new standard in 2003. The Company does not anticipate that this new standard will have a significant impact on its financial position or results of operations.

       In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" which requires that the guarantor recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing such guarantee. FIN 45 also requires additional disclosure requirements about the guarantor's obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. The Company does not expect the adoption of FIN 45 will have a material impact on its financial position, results of operations or cash flows.

25.   RECONCILIATION  OF MEX GAAP TO US GAAP.

      RECONCILIATION OF MAJORITY NET INCOME (LOSS)-



                                                                          2000                2001           2002            2002

    Majority net income (loss) under MEX GAAP                     Ps.    536,861    Ps.      360,277   Ps.   (97,686)    $   (9,428)
    US GAAP adjustments:
         Deferred income taxes under US GAAP                            (251,235)           169,594          223,596         21,581
         Deferred income taxes under MEX GAAP                             76,264           (202,102)        (219,748)       (21,208)
         Deferred employee profit sharing under US GAAP                  (79,292)            31,165           31,412          3,032
         Additional depreciation of fixed assets of
           foreign origin restated through the NCPI method               (89,670)            91,521)         (84,364)        (8,142)

         Withdrawal of pension fund assets and
          amortization of gains under SFAS No. 87                          1,616              1,547            1,464            141

         Effects of inflationary accounting on the
           US GAAP adjustments                                           143,286             65,739          132,358         12,773
         Effects of the US GAAP adjustments
           on the minority interest                                       67,627              5,133          (20,320)        (1,961)
         Decapitalization of preoperating expenses                       (17,629)            (3,572)         (15,389)        (1,485)
         Effect from sale of shares of subsidiary                        (12,705)                 -               -               -
         Effect from the difference in amortization of goodwill             (110)             1,271)          15,888          1,533
         Effect of adjustments under
            US GAAP by discontinued operations                            (7,141)             4,153           55,731          5,379
                                                                -----------------  -----------------    -------------- -------------

    Net income under US GAAP                                     Ps.     367,872   Ps.      339,142   Ps.     22,942   $      2,215
                                                                =================   ================    =============  =============
    Weighted average number of outstanding common shares (000)           700,968            700,968          700,968        700,968
                                                                =================   ================    =============  =============

    Net income per share under US GAAP                           Ps.      0.5248   Ps.       0.4838   Ps.     0.0327   $     0.0032
                                                                =================   ================    ============== =============




      RECONCILIATION OF MAJORITY STOCKHOLDERS' EQUITY-

                                                                        2000              2001          2002          2002

             Majority stockholders equity under MEX GAAP         Ps.  3,476,817   Ps.  3,592,772   Ps. 3,356,730   $   323,968
             US GAAP adjustments:
                  Deferred income taxes under US GAAP                (1,880,846)      (1,524,519)     (1,152,413)     (111,223)
                  Deferred income taxes under MEX GAAP                1,731,451        1,215,400       1,032,935        99,692
                  Deferred employee profit sharing under US GAAP       (535,963)        (464,391)       (407,936)      (39,371)
                  Adjustment for changes to the NCPI
                    method used to restate machinery of
                    foreign origin                                      480,068          747,449         276,935        26,728
                  Withdrawal of pension fund assets and
                    amortization of under SFAS No.87                    (12,965)         (10,870)         (8,820)         (851)
                  Effects of the US GAAP adjustments
                     on the minority interest                            92,260           21,845          84,398         8,146
                  Decapitalization of preoperating expenses             (27,672)         (37,487)        (30,966)       (2,989)
                  VELCON goodwill                                         5,197            3,707          19,395         1,872
                  Effect of adjustments under US GAAP
                    by discontinued operations                           (8,552)           2,980           3,866           372
                                                                   --------------   --------------  --------------   ------------

             Majority stockholders' equity under US GAAP          Ps. 3,319,795   Ps.  3,546,886   Ps. 3,174,124   $   306,344
                                                                   ==============   ==============  ==============   ============



      RECONCILIATION OF CHANGES IN MAJORITY STOCKHOLDERS' EQUITY UNDER US GAAP-

                                                                          2000             2001               2002           2002

             Majority stockholders' equity at beginning of year   Ps.  3,461,862   Ps.   3,319,795    Ps.   3,546,886   $   342,319
             Net income under US GAAP                                    367,872           339,142             22,942         2,215
             Result from holding nonmonetary assets                     (103,833)          (72,228)          (120,021)      (11,583)
             Dividends declared and paid                                (406,106)         (113,483)          (191,856)   (18,517)
                                                                                                                         --------
             Adjustment of additional liability
               for employee retirement obligations                             -                 -            (83,827)   (8,090)
                                                                                                                         --------
             Earned surplus from restructuring of subsidiary                   -            73,660            -                   -
                                                                  ---------------  -----------------    ---------------  -----------

             Majority stockholders' equity at end of year         Ps.  3,319,795   Ps.   3,546,886    Ps.   3,174,124   $   306,344
                                                                  ===============   ================    ===============  ===========

      COMPREHENSIVE INCOME UNDER US GAAP-
                                                                          2000             2001               2002           2002

             Majority net income under US GAAP                    Ps.    367,872   Ps.     339,142    Ps.      22,942   $     2,215
             Other comprehensive loss:
                  Result from holding nonmonetary assets                (103,833)          (72,228)          (120,021)      (11,583)
                  Adjustment of additional liability
                   for employee retirement obligations                        -                  -            (83,827)       (8,090)
                                                                  --------------   ----------------   ----------------   -----------

             Comprehensive income (loss) under US GAAP            Ps.    264,039   Ps.     266,914    Ps.    (180,906)  $   (17,458)
                                                                  ==============   ================    ===============   ===========
